As filed with the Securities and Exchange Commission on June 13, 2017

Registration No. 333-196568

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

on

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________________

BAY BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-1660951
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7151 Columbia Gateway Drive, Suite A, Columbia, MD 21046

(Address of Principal Executive Offices)

________________________________________

Joseph J. Thomas

President and Chief Executive Officer

7151 Columbia Gateway Drive, Suite A

Columbia, MD 21064

410-737-7401

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Andrew Bulgin, Esquire

Gordon Feinblatt LLC

233 East Redwood Street

Baltimore, Maryland 21202

(410) 576-4280

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) amends the Registration Statement on Form S-3, File No. 333-196568 (the “Registration Statement”), of Bay Bancorp, Inc. (the “Company”) that was declared effective by the Securities and Exchange Commission on June 13, 2014. This Amendment converts the Registration Statement to Form S-1 due to the Company’s loss, during the third quarter of 2016, of its eligibility to use Form S-3 pursuant to General Instruction I.A.3(b) thereof. In addition, this Amendment is being filed pursuant to the Company’s undertaking in Item 17(a)(3) of the Registration Statement to remove from registration by means of a post-effective amendment all securities that remain unsold under the Registration Statement at the termination of the offering. The contractual obligations owed by the Company to the selling stockholders named in the Registration Statement, requiring that the unsold shares of common stock included therein be registered and that the Registration Statement remain effective, have either expired by their terms or been waived by such selling stockholders.

DEREGISTRATION OF SECURITIES

This Amendment is being filed pursuant to the undertakings in Item 17(a)(3) of the Registration Statement to remove from registration all shares of the Company’s common stock, par value $1.00 per share, that are the subject of the Registration Statement, as supplemented to date, and remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Columbia, State of Maryland, on this 13th day of June, 2017.

BAY BANCORP, INC.

By:	/s/ Joseph J. Thomas
Joseph J. Thomas
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the date indicated below.

Name	Title	Date
/s/ Joseph J. Thomas	President and Chief Executive Officer, and	June 13, 2017
Joseph J. Thomas	Director

/s/ Larry D. Pickett	Executive Vice President – Chief Financial	June 13, 2017
Larry D. Pickett	Officer (Principal Financial Officer)

	Director	June 13, 2017
Pierre A. Abushacra

/s/ Robert J. Aumiller*	Director	June 13, 2017
Robert J. Aumiller

/s/ Steven K. Breeden*	Director	June 13, 2017
Steven K. Breeden

	Director	June 13, 2017
Mark M. Caplan

	Director	June 13, 2017
Harold I. Hackerman

/s/ Eric D. Hovde*	Director	June 13, 2017
Eric D. Hovde

	Director	June 13, 2017
Steven D. Hovde

/s/ Charles L. Maskell Jr.	Director	June 13, 2017
Charles L. Maskell, Jr.

* By:	/s/ Larry D. Pickett
Larry D. Pickett, attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

24.1	Powers of Attorney (included with the signatures to the Registration Statement on Form S-3).